UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Bernard Chaus, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
VOTING PROCEDURES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL NO. 1 -- ELECTION OF DIRECTORS
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
COMMUNICATIONS WITH THE BOARD OF DIRECTORS
CODE OF ETHICS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMPENSATION DISCUSSION AND ANALYSIS
REPORT OF THE COMPENSATION COMMITTEE
SUMMARY COMPENSATION TABLE
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
DIRECTOR COMPENSATION
DIRECTOR COMPENSATION TABLE(1)
EQUITY COMPENSATION PLAN INFORMATION
AUDIT COMMITTEE INFORMATION AND REPORT
MISCELLANEOUS
HOUSEHOLDING
OTHER BUSINESS

BERNARD CHAUS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
November 10, 2009

The Annual Meeting of Shareholders (the “Meeting”) of Bernard Chaus, Inc. (the “Company”), a New York corporation, will be held on Tuesday, November 10, 2009, at 11:00 a.m. at 530 Seventh Avenue, Eighteenth Floor, New York, New York for the following purposes:

1.	To elect five directors of the Company to serve until the next Annual Meeting of Shareholders and until their respective successors have been elected and qualified; and

2.	To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

Shareholders of record at the close of business on October 9, 2009, are entitled to notice of and will be entitled to vote at the Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on November 10, 2009. The proxy statement and annual report to shareholders are available at: http://bnymellon.mobular.net/bnymellon/chbd

YOU ARE REQUESTED TO FILL IN, DATE AND SIGN THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND TO MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors,

/s/  Barton Heminover
Barton Heminover
Assistant Secretary

New York, New York
October 14, 2009

IMPORTANT: PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD IN THE SELF-ADDRESSED, STAMPED ENVELOPE ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

BERNARD CHAUS, INC.
PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
November 10, 2009

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors”) of Bernard Chaus, Inc. (the “Company”), a New York corporation, to be used at the 2009 Annual Meeting of Shareholders (the “Meeting”) which will be held on November 10, 2009, at 11:00 a.m. at 530 Seventh Avenue, Eighteenth Floor, New York, New York 10018, and any adjournments or postponements thereof.

Shareholders who execute proxies retain the right to revoke them at any time before they are exercised by notice in writing to the Assistant Secretary of the Company or by revocation in person at the Meeting; unless so revoked, the shares represented by proxies will be voted at the Meeting in accordance with the directions given therein. If no directions are given, proxies will be voted (i) FOR the election of the nominees named below under the caption “Election of Directors — Nominees for Election,” and (ii) in the discretion of the proxies named on the proxy card with respect to such other business as may properly come before the Meeting and any adjournments or postponements thereof.

The principal executive offices of the Company are located at 530 Seventh Avenue, New York, New York 10018. The approximate date on which this Proxy Statement and the enclosed form of proxy were first sent or given to shareholders was on or about October 14, 2009.

Shareholders of record at the close of business on October 9, 2009, are entitled to notice of and will be entitled to vote at the Meeting. As of October 9, 2009, there were 400 shareholders of record. There were outstanding 37,481,373 shares of common stock, $0.01 par value per share (“Common Stock”), of the Company as of October 9, 2009. Each share of Common Stock is entitled to one vote.

As used herein, fiscal 2009 refers to the fiscal year ended June 30, 2009, fiscal 2008 refers to the fiscal year ended June 30, 2008, and fiscal 2007 refers to the fiscal year ended June 30, 2007.

VOTING PROCEDURES

Under the New York Business Corporation Law (the “BCL”) and the Company’s By-Laws, the presence, in person or by proxy, of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum of the shareholders to take action at the Meeting. Abstentions and broker non-votes are counted as shares present in the determination of whether the shares of Common Stock represented at the Meeting constitute a quorum. Once a quorum of the shareholders is established, under the BCL and the Company’s By-Laws, the directors standing for election must be elected by a plurality of the votes cast. For voting purposes, abstentions and broker non-votes will not be counted in determining whether the directors standing for election have been elected or whether any other action has been approved.

Please note that if you are an individual executing the enclosed proxy card in the state of New York, this proxy card may be invalidated as a result of a recent amendment to Article 5, Title 15 of the New York General Obligations Law governing the use of powers of attorney that went into effect on September 1, 2009. To be certain that your vote is counted at the Meeting, you may wish to execute the enclosed proxy card outside of the state of New York and provide evidence of the execution of the proxy card outside of the state of New York, or you may wish to attend the Meeting and vote your shares in person.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table represents information with respect to the persons who are known to the Company to be the beneficial owners of more than five percent of the Common Stock as of September 30, 2009.

	Amount Beneficially
Name and Address of Beneficial Owner	Owned	Percent of Class

Josephine Chaus	16,837,308 (1)	44.9%
530 Seventh Avenue New York, New York 10018
Kenneth Cole Production, Inc.	6,000,000	16.0%
400 Plaza Drive Secaucus, New Jersey 07094

(1)	All shares listed are owned of record and beneficially, with sole investment and voting power, except that, with respect to 61,136 shares of Common Stock included in such amount, Josephine Chaus shares the power to dispose of such shares with Daniel Rosenbloom which are held by them as co-trustees for her children (but does not have the power to vote such shares). With respect to 683 shares of Common Stock included in such amount, such shares are owned by Ms. Chaus’ child, and Ms. Chaus is the custodian and, in such capacity, has the power to vote and dispose of them.

The shares beneficially owned by Ms. Chaus do not include an aggregate of 2,000,000 shares of Common Stock owned by certain trusts for the benefit of Ms. Chaus’ children or 808 shares of Common Stock owned by one of her children. She does not have any power to vote, direct the vote or dispose of these shares of Common Stock and disclaims beneficial ownership of these shares of Common Stock.

Because of her stock ownership and positions with the Company, Josephine Chaus may be deemed a control person of the Company.

The following table presents information as of September 30, 2009, with respect to the number of shares of Common Stock beneficially owned by each of the directors of the Company and each Named Executive Officer (as hereafter defined), other than Josephine Chaus whose ownership is shown in the table above, and all of the directors and executive officers of the Company as a group (including Josephine Chaus). The information below, stating amounts beneficially owned and percent of class owned, includes options exercisable within 60 days of September 30, 2009. Unless otherwise noted, the address of each person listed below is c/o Bernard Chaus, Inc., 530 Seventh Avenue, New York, New York 10018.

	Amount	Percent of
	Beneficially	Class
Name	Owned(1)	Directors:

Directors:
Philip G. Barach (2)	42,500	*
Robert Flug (3)	143,579	*
Harvey M. Krueger (4)	95,993	*
David Stiffman (5)	100,000	*

Named Executive Officers:
Barton Heminover (6)	66,408	*

All directors and executive officers as a group (6 persons) (7)	17,285,788	45.9%

*	Less than one percent.

(1)	Except as otherwise indicated below, the persons listed have advised the Company that they have sole voting and investment power with respect to the securities listed as owned by them.

(2)	Includes options to purchase 42,500 shares of Common Stock granted under the 1998 Stock Option Plan, as amended (the “1998 Stock Option Plan”). Excludes options to purchase 7,500 shares of Common Stock granted under the 1998 Stock Option Plan which are not currently exercisable.

(3)	Includes 100,000 shares of Common Stock held in the name of an entity of which Mr. Flug is the principal shareholder and 33,579 shares of Common Stock held by R.G. Co. Pension Plan, for which Mr. Flug has sole voting and investment power.

(4)	Includes options to purchase 57,500 shares of Common Stock granted under the 1998 Stock Option Plan. Excludes options to purchase 7,500 shares of Common Stock granted under the 1998 Stock Option Plan which are not currently exercisable.

(5)	Represents 100,000 shares of restricted Common Stock granted under the 2007 Restricted Stock Inducement Plan.

(6)	Includes options to purchase 66,408 shares of Common Stock granted under the 1998 Stock Option Plan.

(7)	Includes beneficial ownership of Josephine Chaus (see table above); also includes options to purchase an aggregate of 166,408 shares of Common Stock granted under the 1998 Stock Option Plan.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

NOMINEES FOR ELECTION

Five directors will be elected at the Meeting to serve until the next annual meeting of shareholders and until their respective successors have been elected and qualified.

EACH PROXY RECEIVED WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED BELOW UNLESS OTHERWISE SPECIFIED IN THE PROXY.

At this time, the Board of Directors knows of no reason why any nominee might be unable to serve. In the event any nominee refuses or is unable to serve as a director, the proxies named on the proxy card reserve full discretion to vote for such other person as may be nominated by the Board of Directors. There are no arrangements or understandings between any director and any other person pursuant to which such person was selected as a director or nominee.

The following table sets forth certain information with respect to the nominees for director:

Name of Nominee	Age	Director Since

Josephine Chaus	58	1977
Harvey M. Krueger	80	1992
Philip G. Barach	79	1993
Robert Flug	62	2009
David Stiffman	53	2009

Josephine Chaus is a co-founder of the Company and has held various positions with the Company since its inception. She has been a director of the Company since 1977, Chief Executive Officer from 1991 until September 1994 and from 1998 until present, and Chairwoman of the Board from December 1998 until present. In addition, she served as President from 1980 to February 1993, and served as member of the Office of the Chairman from September 1994 until it was eliminated in December 1998.

Harvey M. Krueger is a Vice Chairman of Barclays Capital and, until 2008, served as Vice Chairman Emeritus of Lehman Brothers. He had been involved with that firm and Kuhn Loeb & Co, one of its constituent firms, since 1959. Mr. Krueger currently serves as a director of Hansard Global plc and Duff & Phelps Corporation, and is also Chairman of Stockton Partners Inc. In addition, Mr. Krueger is former chairman of the Peres Center for Peace, former Chairman of Cooper-Hewitt National Design Museum of the Smithsonian Institution, former and honorary Chairman of the Hebrew University of Jerusalem and a member of the Board of Directors of Beth Israel Medical Center (NY) and Continuum Health Partners. He also served as a member of the board of managers of D&P Acquisitions from 2006 until September 2007.

Philip G. Barach was appointed a director of the Company on November 26, 1993. He was, from July 1968 to March 1990, the Chief Executive Officer of U.S. Shoe Corp., a shoe manufacturer, retail apparel company and retail eyewear company. In addition, Mr. Barach served as Chairman of the Board of Directors of U.S. Shoe Corp. from March 1990 to March 1993.

Robert Flug was appointed a director of the Company on April 13, 2009. Mr. Flug has worked in the fashion industry for over 30 years. From 2002 until the end of fiscal year 2009, Mr. Flug provided consulting services to the Company related to the Company’s private label and mass channel businesses via a consulting arrangement between the Company and an entity of which Mr. Flug is the principal shareholder. Prior to 2002, Mr. Flug was the owner and Chief Executive Officer of S.L. Danielle, which was acquired by the Company in 2002.

David Stiffman was appointed a director of the Company on April 13, 2009, and has served as the Company’s Chief Operating Officer since December, 2007. He has over 25 years of industry experience. Most recently, from June 1997 to November 2007, he was employed by Liz Claiborne, Inc. as a Vice President in a variety of financial, strategy and business development (M&A) and operating roles. He currently serves as a member of the Advisory Board of StyleHop Corp.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

During fiscal 2009, the Board of Directors met on seven occasions. During fiscal 2009, no incumbent director attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees of the Board of Directors on which such director served. The Company has a policy that encourages attendance by directors at the Company’s annual meeting of shareholders. Two of the members of the Board of Directors attended last year’s annual meeting of shareholders.

During fiscal 2009, the members of the Audit Committee were Philip G. Barach and Harvey M. Krueger. Both members of the Audit Committee are independent (as independence is defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange listing standards).

The Audit Committee is primarily responsible for (i) overseeing the integrity of the Company’s financial statements, (ii) overseeing the Company’s internal controls and procedures for finance, accounting, disclosure and legal compliance, (iii) monitoring the performance of the Company’s internal financial department and the independence and performance of the Company’s independent auditors and (iv) providing an avenue of communication between the independent auditors, management, the internal auditing department and the Board of Directors.

The Audit Committee has a charter which was last amended, effective May 4, 2004. The Board of Directors has determined that Mr. Krueger is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K of the Exchange Act.

The Audit Committee meets at least four times a year following the completion of the auditor’s review of the consolidated financial statements for the first three quarters of the fiscal year and the completion of the audit of the consolidated financial statements for the fiscal year. During fiscal 2009, the Audit Committee met on four occasions.

During fiscal 2009, the members of the Compensation Committee were Philip G. Barach and Harvey M. Krueger. The Compensation Committee is charged by the Board of Directors with administering, reviewing and recommending changes in the Company’s incentive compensation plans for its executives and submitting such plans to the Board of Directors for approval, allocating bonuses, determining the individuals to whom stock options are to be granted, the number of shares subject to grant and the terms of such options, and recommending to the Board of Directors any changes in the compensation for the officers. The Compensation Committee met on three occasions during fiscal 2009. The Compensation Committee does not have a charter.

The Board of Directors also has a Nominating and Corporate Governance Committee which was established at the May 2004 meeting of the Board of Directors. During fiscal 2009, the members of the Nominating and Corporate Governance Committee were Philip G. Barach and Harvey M. Krueger. Both members of the Nominating and Corporate Governance Committee are independent (as independence is defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange listing standards). The Nominating and Corporate Governance Committee is responsible for (i) identifying qualified individuals for membership on the Board of Directors, (ii) recommending to the Board of Directors the director nominees for the next annual meeting of shareholders and (iii) providing oversight of the corporate governance affairs of the Board of Directors and the Company.

During fiscal 2009, the Nominating and Corporate Governance Committee met once.

The Nominating and Corporate Governance Committee will consider many factors when evaluating candidates for nomination to the Board of Directors with the goal of fostering a Board of Directors comprised of directors with a variety of experience and backgrounds. Candidates are evaluated against certain criteria, including financial and business expertise, significant independent accomplishments, skills and experience, as well as other factors that are listed as an annex to the Nominating and Corporate Governance Committee Charter.

The Nominating and Corporate Governance Committee considers candidates for the Board of Directors from any source, including shareholders’ recommendations. The Nominating and Corporate Governance Committee does not evaluate candidates differently based on who has made the proposal and does not have any specific minimum qualifications that must be met. However, the Nominating and Corporate Governance Committee does believe that all members of the Board of Directors should have the highest character and integrity and sufficient time to devote to Company matters.

Shareholders may recommend candidates for consideration by the Nominating and Corporate Governance Committee by writing to the Company’s corporate Assistant Secretary at the Company’s offices at 530 Seventh Avenue, Eighteenth Floor, New York, New York 10018, giving the candidate’s name, contact information, biographical data and qualifications. A written statement from the candidate should accompany any such recommendation consenting to be named as a candidate and, if nominated and elected, agreeing to serve as director. Shareholders who wish to recommend a candidate for consideration by the Nominating and Corporate Governance Committee must comply with the Company’s policy regarding shareholder’s proposals. See “Proposals for Next Year’s Meeting” contained herein.

The Nominating and Corporate Governance Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. No such consultants or search firms were used in fiscal 2009 by the Nominating and Corporate Governance Committee and, accordingly no fees have been paid to consultants or search firms.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders who wish to communicate with a member or members of the Board of Directors, including the Nominating and Corporate Governance Committee or the non-management directors as a group, may do so by addressing their correspondence to the board member or members, or applicable committee c/o the Assistant Secretary, Bernard Chaus, Inc., 530 Seventh Avenue, Eighteenth Floor, New York, New York 10018. The Board of Directors has unanimously approved a process pursuant to which the office of the Assistant Secretary will review and forward correspondence to the appropriate person or persons for response.

CODE OF ETHICS

The Company has amended and restated its Code of Ethics and Standards of Conduct (the “Code of Ethics”) effective May 4, 2004. The Code of Ethics applies to all officers, directors and employees of the Company, including, the principal executive officer, principal financial officer and principal accounting officer. The Company will file Form 8-Ks to the extent required by the rules and regulations of the Securities and Exchange Commission for waivers of, or amendments to, the Code of Ethics.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers and persons who beneficially own more than ten percent of the Company’s Common Stock to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of the Company’s Common Stock. Officers, directors and persons owning more than ten percent of the Company’s Common Stock are required to furnish the Company with copies of all such reports. To the Company’s knowledge, based solely on a review of copies of such reports furnished to the Company, the Company believes that during fiscal 2009, all Section 16(a) filing requirements applicable to its officers and directors and persons beneficially owning more than ten percent of the Company’s Common Stock were complied with.

COMPENSATION DISCUSSION AND ANALYSIS

OBJECTIVE OF COMPENSATION POLICY

The Company seeks to set compensation for the Company’s executive officers listed in the Summary Compensation Table below (the “named executive officers”) at levels that, in the aggregate, enable us to:

•	attract, motivate and retain outstanding individual named executive officers; and

•	provide annual cash incentives and periodic equity-based incentives to named executive officers to contribute to our short-term and long-term performance and success.

WHAT OUR COMPENSATION PROGRAM IS DESIGNED TO REWARD

Overall, our compensation program is designed to reward each individual named executive officer’s contribution to the operation and performance of the Company. As discussed further below, for fiscal year 2009, the most significant portion of each named executive officer’s opportunity for compensation was comprised of base salary. We believe that salary levels should be reflective of individual performance and responsibilities and factor these items into the adjustment of base salary levels, if appropriate, each year. We also believe that annual cash incentive opportunities and long-term equity incentives should reward individual achievement, reward outstanding financial performance of the Company and promote named executive officers’ contribution to Company financial performance. As discussed more fully below, although the Company has, in prior years, awarded named executive officers options to purchase common stock of the Company, the Compensation Committee determined that no options should be granted during 2009 because of the financial performance of the Company.

GENERAL COMPENSATION POLICIES

Benchmarking.  The Compensation Committee from time to time reviews the competitiveness of our overall compensation arrangements in relation to comparable companies within the apparel industry. For fiscal year 2009, however, the Compensation Committee did not engage in any formal benchmarking process.

Process for Setting Total Compensation.  Generally, the Compensation Committee sets annual base salaries, annual cash incentive opportunities, and equity-based awards for each named executive officer based on the Compensation Committee’s informal review of each named executive officer’s performance and contribution to the Company’s success, the recommendations of the Company’s Chief Executive Officer, shareholder return and such other factors as the Compensation Committee deems appropriate and in the best interests of the Company and its shareholders.

The Compensation Committee has, in prior years, engaged a compensation consultant to assist in advising the Compensation Committee. The Compensation Committee utilized a compensation consultant in 2006 to help determine appropriate levels of compensation for the Company’s Chief Executive Officer and has agreed, in principal, to negotiate an employment agreement with Ms. Chaus to specify her base salary, potential incentive opportunity, potential severance and other benefits; however, the specific terms of such agreement have not been agreed to as yet.

Our Chief Executive Officer periodically presents the Compensation Committee with breakdowns of all of the components of compensation for each named executive officer, and may make recommendations for each other named executive officer’s overall compensation package for the following fiscal year. The Compensation Committee reviews the recommendations of the Chief Executive Officer carefully in light of her proximity to the other executives and knowledge of their contributions to and goals for continuing achievement with the Company. The Compensation Committee does not rely on predetermined formulas or a limited set of criteria when it evaluates the performance of the Chief Executive Officer and our other named executive officers. The Compensation Committee may accord different weight at different times to different factors for each named executive officer.

For 2009, the Compensation Committee did not retain a compensation consultant and instead undertook an informal review of named executive officer compensation. Based on the Compensation Committee’s review, and considering the Company’s annual financial performance for fiscal year 2009, the Compensation Committee determined that base salary should remain at the levels that were in effect for fiscal year 2008 for each named executive officer. Additionally, the Compensation Committee believed that the existing base salary levels coupled with equity grants previously made to such named executive officers, provided sufficient incentive to such individuals to promote the Company’s financial performance. Accordingly, in fiscal year 2009, the Compensation Committee did not establish target financial goals for the Company’s non-equity incentive compensation plan, as more fully described below under the paragraph entitled “Annual Cash Incentive Compensation.”

In fiscal year 2008, the Compensation Committee and the Chief Executive Officer believed that it was important to the Company to obtain the services of Mr. Stiffman and accordingly entered into an employment agreement with Mr. Stiffman. The Company hired Mr. Stiffman because of his over twenty-five years of industry experience that focuses particularly on the areas of business operations, financial strategy and business development (M&A). Mr. Stiffman’s annual base salary and annual bonus opportunity are determined under the terms of the employment agreement entered into with Mr. Stiffman (as more fully described below).

ELEMENTS OF COMPENSATION

Our compensation program for named executive officers consists of the following elements of compensation, each described in greater depth below:

•	Base salaries;

•	Annual cash incentive opportunities;

•	Equity-based compensation;

•	Severance and change-in-control benefits;

•	Perquisites; and

•	General benefits.

As noted above, a significant portion of named executive officer compensation is determined based on the Compensation Committee’s evaluation of the Company’s and each named executive officer’s performance and contribution to the Company’s ongoing business as well as the development of new initiatives. Additionally, in the case of Mr. Stiffman his minimum base salary and bonus potential are determined under the terms of his negotiated employment agreement. The Company provides few personal benefits to the named executive officers, and the personal benefits that are provided are generally related to such named executive officer’s performance of his/her duties with the Company. Finally, named executive officers are eligible to participate in the Company’s 401(k) savings plan, health and benefit plans, and are entitled to vacation and paid time off based on the Company’s general vacation policies.

Base Salary.  The Company pays base salaries to named executive officers at their current levels based on the Compensation Committee’s belief that salaries are essential to recruiting and retaining qualified executives. Base salaries are initially set by the Compensation Committee and may be incorporated into employment contracts with our named executive officers, however, of the Company’s named executive officers, only Mr. Stiffman currently has an employment agreement. Typically, base salary levels are set based on the applicable named executive officer’s experience and performance with previous employers, pay levels for similar positions at other companies in the apparel industry and negotiations with individual named executive officers. Thereafter, the Compensation Committee determines whether to increase base salaries for a named executive officer, from year to year, based on its subjective assessment of the Company’s overall performance over the preceding year, as well as named executive officer performance and experience, length of service, changes in responsibilities and the level of pay compared to other companies in the apparel industry.

If the Compensation Committee determines that an increase in base salary is appropriate for a named executive officer, then such increase takes effect as of the date determined by the Compensation Committee. However, for 2009, the Compensation Committee determined that no increase in base salary for any named executive officer was appropriate based on the Company’s relative market position and the Company’s market value. Accordingly, each such named executive officer’s base salary was set, for fiscal year 2009, at the same level in effect for 2008.

Annual Cash Incentive Compensation.  The Company has in effect an Annual and Long-Term Incentive Compensation Plan (the “Long-Term Incentive Plan”) in which certain key employees, including the named executive officers, are eligible to participate. Under the Long-Term Incentive Plan, the Compensation Committee may establish on an annual basis corporate-wide objectives based upon net income each year, the attainment of which may serve as the basis for computing annual bonuses for certain employees including the named executive officers. Notwithstanding the foregoing, the Compensation Committee concluded that for fiscal year 2009, each named executive officer was sufficiently compensated and incentivized by such individual’s current base salary and previous equity grants. Thus, the Compensation Committee did not establish performance targets that would lead to the payment of guaranteed incentive bonuses to the named executive officers upon the attainment of such targets.

Under the terms of Mr. Stiffman’s employment agreement, Mr. Stiffman is eligible to earn annual bonus compensation in an amount equal to 10% of the Company’s annual profits. In fiscal year 2008, Mr. Stiffman received an annual cash incentive bonus of $50,000, the minimum incentive bonus for the initial fiscal year under his employment agreement. Also in fiscal year 2008, Mr. Stiffman received a one-time sign-on bonus of $75,000 as an inducement for him to commence employment with the Company. The sign-on bonus was also implemented to partially compensate Mr. Stiffman for compensation that Mr. Stiffman forfeited in terminating his employment with his previous employer. Mr. Stiffman received no bonus for fiscal year 2009.

Under the terms of the Long-Term Incentive Plan, the Compensation Committee retains the discretion to provide discretionary bonuses to any named executive officer based upon the performance of the Company. The Compensation Committee awarded no discretionary bonuses in fiscal year 2009.

Equity Compensation.  The Compensation Committee believes that the use of stock options and, in some cases, restricted stock, as the principal basis for creating long-term incentives satisfies the objective of aligning the interests of named executive officers with those of the Company’s shareholders, thereby ensuring that such officers have a continuing stake in our long-term success. During fiscal year 2009, the Company maintained the 2008 Equity Incentive Plan (the “2008 Equity Incentive Plan”), pursuant to which the Compensation Committee may grant executives options to purchase Common Stock, performance shares, restricted shares and/or stock appreciation rights. However, the Compensation Committee determined that it would not make any equity awards to named executive officers in 2009. The Compensation Committee believed that, at the beginning of fiscal year 2009, Ms. Chaus held a significant amount of the Company’s Common Stock and did not require any additional incentive to contribute to shareholder value. In addition, with respect to Mr. Heminover, the Compensation Committee believed that he was sufficiently compensated from vested stock options that he held at the beginning of the fiscal year. The Compensation Committee determined that no annual stock option grant was appropriate for Mr. Stiffman based on the continued vesting of his January 9, 2008 restricted stock grant, discussed below. Accordingly, the Compensation Committee concluded that additional equity grants would not serve as a significant incentive to such named executive officers.

In addition to options, the Compensation Committee has at times granted restricted stock to its named executive officers. Accordingly, the Compensation Committee established the Restricted Stock Inducement Plan under which a grant was made to Mr. Stiffman. The Committee decided to make this grant to compensate Mr. Stiffman for compensation that he would otherwise forego by leaving his former employer to accept the Company’s offer of employment. Pursuant to Mr. Stiffman’s employment agreement, he received 100,000 shares of restricted stock upon his commencement of employment. Mr. Stiffman’s restricted stock vests in annual increments over two years from the grant date.

Perquisites.  The Company believes that the principal purpose of perquisites and personal benefits should be to provide certain conveniences to named executive officers in order for them to effectively discharge their responsibilities to the Company. For fiscal year 2009, the Company provided $1,837 per month in automobile lease reimbursements to Ms. Chaus and additionally reimbursed her approximately $760 per month for parking expenses. For fiscal year 2009, the Company provided a $700 per month automobile allowance to Mr. Heminover.

The incremental costs to the Company of providing Ms. Chaus’s automobile allowance and parking reimbursement and Mr. Heminover’s automobile allowance are included in the Summary Compensation Table below and described in the accompanying footnotes.

General Benefits.  The following are standard benefits offered to all eligible Company employees, including named executive officers.

Retirement Benefits.  The Company maintains a tax-qualified 401(k) savings plan for all of our eligible employees, including the named executive officers, known as the Bernard Chaus, Inc. Employee Savings Plan (the “Savings Plan”). The Savings Plan is a voluntary contributory plan under which employees may elect to defer compensation for federal income tax purposes under Section 401(k) of the Code. Employees who have attained age 21 and completed 30 days of service with the Company are eligible to participate in the Savings Plan (as of the first day of the month following satisfaction of both conditions) by contributing through payroll deductions up to a maximum 14% of their base salary on a pre-tax basis up to the annual aggregate contribution limits imposed by law or regulation. The participating employee is not taxed on these contributions until they are distributed.

In the past, we have made matching contributions to the Savings Plan on behalf of all eligible participants in any plan year. During fiscal year 2009, we matched employee contributions with cash contributions in amounts equal to 10% of such employee’s contributions to the Savings Plan. Participants are always 100% vested in their own pre-tax contributions and will begin vesting in any matching contributions made by the Company on their behalf ending with their second year of service with the Company and thereafter at a rate of 20% per year. Effective on August 1, 2009, the Company terminated its matching program.

In fiscal year 2009, Messrs. Stiffman and Heminover elected to contribute to the Savings Plan. The Company made matching contributions to the Savings Plan of $1,650 for Mr. Stiffman and $1,550 for Mr. Heminover. Ms. Chaus did not participate in the Savings Plan during fiscal year 2009. Our matching contributions allocated to the named executive officers under the Savings Plan are shown in the “All Other Compensation” column of the Summary Compensation Table below. The Company does not maintain any other tax-qualified or nonqualified plans that provide for retirement benefits.

Medical, Dental, Life Insurance and Disability Coverage.  Active employee benefits such as medical, dental, life insurance and disability coverage are available to all eligible employees. The value of these benefits is not required to be included in the Summary Compensation Table since these benefits are available on a Company-wide basis to all eligible employees. During fiscal year 2009, the Company also provided coverage to Ms. Chaus under a supplemental executive medical plan (the “Exec-U-Care Plan”). Under the Exec-U-Care Plan, participants are reimbursed for any deductibles, coinsurance payments and other out-of-pocket expenses that the participants would otherwise be required to pay under the Company’s medical and health plans. During fiscal year 2009, Ms. Chaus received reimbursements under the Exec-U-Care Plan of $3,078. The Company views such employee benefits as vital to the ability of the Company to compete for valued employees and officers with other companies in the apparel industry.

Other Paid Time-Off Benefits.  We also provide vacation and other paid holidays to all employees, including the named executive officers, which are comparable to those provided at other companies in the apparel industry.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors for fiscal 2009 was composed entirely of independent directors, and included Chairperson Philip G. Barach and Harvey M. Krueger. None of the members of the Compensation Committee are or were employees of the Company. The Compensation Committee administers our executive compensation program. The role of the Compensation Committee is to oversee our compensation and benefit plans and policies, to administer our stock plans (including reviewing and approving equity grants to our officers) and to review and approve annually all compensation decisions relating to directors and elected officers, including those for named executive officers. The Compensation Committee works with management to develop relationships between pay levels, financial performance and returns to shareholders, in order to align our compensation structure with our organizational objectives. The Compensation Committee has the final authority regarding compensation for our named executive officers. As noted above, however, the Company’s Chief Executive Officer periodically advises the Compensation Committee as to suggested levels of compensation and benefits for named executive officers. The Compensation Committee’s membership is determined by the Board. The Compensation Committee met three times during fiscal year 2009.

Compensation Consultant.  The Compensation Committee has the authority to engage the services of outside advisors, experts and others to assist the Compensation Committee. In accordance with this authority, the Compensation Committee has, in prior fiscal years, engaged Hewitt Associates LLC, an independent outside compensation consultant, to advise the Compensation Committee on matters related to director and named executive officer compensation. The Compensation Committee did not engage a compensation consultant during fiscal year 2009.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of the Company’s proxy with management, and based on the Compensation Committee’s review and discussion with management, the Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis section be included in the Company’s proxy for fiscal year 2009.

MEMBERS OF THE COMPENSATION COMMITTEE:

Philip G. Barach
Harvey M. Krueger

The foregoing report of the Compensation Committee does not constitute soliciting material and shall not be deemed incorporated by reference into any other Company filing by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, and shall not otherwise be deemed filed under such Acts.

SUMMARY COMPENSATION TABLE

					Non-Equity
					Incentive
				Stock	Plan	All Other
		Salary		Awards	Compensation	Compensation		Total
Name and Principal Position	Year	($)	Bonus	($)(1)	($)(2)	($)		($)

Josephine Chaus	2009	600,000	—	—	—	34,356	(3)	634,356
Chairwoman of the Board and Chief Executive Officer	2008	600,000				36,616		636,616
David Stiffman(4)	2009	500,000	—	29,500	—	1,650	(5)	531,150
Chief Operating Officer	2008	288,000	125,000	14,750		1,550		429,300
Barton Heminover	2009	198,000	—	—	—	9,950	(6)	207,950
Chief Financial Officer and Assistant Secretary	2008	198,000				9,950		207,950

(1)	Represents the compensation costs recognized for financial statement reporting purposes in fiscal 2009 for the fair value of restricted stock awarded in fiscal 2008 in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123R, rather than an amount paid to or realized by David Stiffman.

(2)	The Compensation Committee did not establish performance targets for fiscal year 2009, as described in the Compensation Discussion and Analysis section above, and accordingly none of the named executive officers earned any non-equity incentive plan compensation for fiscal year 2009.

(3)	As described in the Compensation Discussion and Analysis section above, the Company provides personal benefits to Ms. Chaus in the form of automobile lease reimbursement, parking reimbursements and enhanced executive health coverage. For fiscal year 2009, Ms. Chaus received $22,045 in automobile lease reimbursements and $9,233 in reimbursement for parking expenses. For fiscal year 2009, Ms. Chaus also received $3,078 in reimbursements under the Exec-u-Care Plan.

(4)	Pursuant to Mr. Stiffman’s employment agreement with the Company, Mr. Stiffman’s annual base salary is $500,000. During Mr. Stiffman’s first year of employment with the Company, he was entitled to a minimum annual bonus and a sign-on bonus. Otherwise, Mr. Stiffman’s employment agreement provides that he is eligible to earn annual bonus compensation in an amount equal to 10% of the Company’s annual profits. The potential severance payable to Mr. Stiffman upon termination of his employment with the Company for certain reasons is described more fully below under the heading “Potential Payments Upon Termination or Change-in-Control.”

(5)	The Company made a contribution of $1,650 to Mr. Stiffman’s account in the Company’s Savings Plan.

(6)	As described in the Compensation Discussion and Analysis section above, the Company provides personal benefits to Mr. Heminover in the form of an automobile allowance. For fiscal year 2009, Mr. Heminover received $8,400 in automobile allowance. The Company also made a contribution of $1,550 to Mr. Heminover’s account in the Company’s Savings Plan. The Company’s policy regarding contributing to the Savings Plan is described more fully in the Compensation Discussion and Analysis section above.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

		Equity				Market
		Incentive				Value of
		Plan			Number of	Shares
		Awards			Shares or	or Units
	Number of	Number of			Units of	of Stock
	Securities	Securities			Stock	That
	Underlying	Underlying	Option		That Have	Have
	Unexercised	Unexercised	Exercise	Option	Not	Not
	Options (#)	Unearned	Price	Expiration	Vested	Vested
Name	Exercisable	Options (#)	($)	Date	(#)	($)(1)

Josephine Chaus	—	—	—	—	—	—
Barton Heminover	46,408	—	.50	8/8/2011	—	—
	20,000		.75	8/28/2012
David Stiffman	—	—	—	—	50,000 (2)	$7,500

(1)	The dollar amount shown in this column was determined by multiplying the number of unvested shares by $0.15, the closing price of the Company’s common stock on June 30, 2009, the last trading day of fiscal year 2009.

(2)	The remaining 50,000 of Mr. Stiffman’s restricted shares will vest on January 9, 2010.

DIRECTOR COMPENSATION

During fiscal year 2009 directors who were not employees or consultants of the Company received an annual fee of $40,000 for serving on the Board of Directors, plus a cash fee of $1,500 per in person meeting day (and substantial telephonic meeting).

Prior to fiscal year 2008, pursuant to the 1998 Stock Option Plan an automatic annual grant of 10,000 options was made to each of our non-employee directors of the Company on July 1 of each year. The exercise price of any such option is equal to the market price of the Common Stock on the date of grant and the option becomes exercisable as to 25% of the total grant on each of the first four anniversaries after the grant.

The Company has a $50,000 term life insurance policy on behalf of Mr. Krueger with the benefits to be paid to Mr. Krueger’s beneficiary or estate.

DIRECTOR COMPENSATION TABLE(1)

	Fees Earned
	or Paid		All Other
	in Cash	Option Awards	Compensation	Total
Name	($)	($)(2)	($)(3)	($)

Philip G. Barach	46,000	6,505	—	52,505
Harvey M. Krueger	44,500	6,505	4,173	55,178

(1)	This table does not include compensation paid by the Company to an entity of which Robert Flug is the principal shareholder for consulting services related to the Company’s private label and mass channel business. For more information about this consulting relationship, see “Certain Transactions” below.

(2)	Amounts in the Option Awards column represent the compensation cost recognized by the Company in fiscal year 2009 related to outstanding option awards in accordance with SFAS No. 123R. The valuation of such options was determined using a Black-Scholes valuation model and was in accordance with the valuation guidelines in SFAS 123R. See Note 8, under the heading “Stock-Based Compensation,” to the Company’s audited financial statements as filed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009, which sets forth the material assumptions used in determining the compensation cost to the Company with respect to such awards under the 1998 Stock Option Plan. No awards have been made under the Company’s 2008 Equity Incentive Plan. As of June 30, 2009, each director held options to purchase the number of shares of common stock of the Company set forth in the supplemental table below:

Number of shares subject to
Director	outstanding options

Philip G. Barach	50,000
Harvey M. Krueger	65,000

(3)	Amounts in the All Other Compensation column represent the dollar value of premiums paid by the Company on a life insurance policy maintained for the benefit of Mr. Krueger’s beneficiary or estate.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

All employees of the Company, including the named executive officers, are eligible to receive severance in the event of an involuntary termination of employment. With respect to the named executive officers (other than Mr. Stiffman), such severance is purely discretionary and, if awarded by the Company, is typically calculated as one week of base salary for each six months of such executive’s employment with the Company prior to the date of termination.

In connection with the hiring of Mr. Stiffman in fiscal year 2008, the Compensation Committee believed it was important to enter into a formal employment agreement with Mr. Stiffman, to compensate him for foregone compensation from his former employer as well as to provide an incentive for him to enter into and remain in an employment relationship with the Company over the long-term.

Mr. Stiffman’s employment agreement provides for an initial term of three years, which will be automatically renewed for additional one year periods commencing on the third anniversary of the effective date, unless either party gives proper notice of non-renewal.

In the event the Company does not extend the term of employment, Mr. Stiffman is entitled to receive base salary continuation for twelve months.

Upon Mr. Stiffman’s termination of employment by the Company without “Cause” or upon a termination of employment by Mr. Stiffman for “Good Reason” (as such terms are defined in his employment agreement) other than within one year after a change in control of the Company he will receive: (1) 12 monthly severance payments equal to 1/12 of (a) his base salary plus (b) his annual bonus for the fiscal year prior to the year of termination and (2) a lump sum payment equal to the annual bonus for the year prior to the year of termination pro-rated for the number of days worked in the fiscal year of termination.

If, within one year after a change in control, Mr. Stiffman’s employment is terminated by the Company without Cause or Mr. Stiffman terminates his employment for Good Reason, he will receive: (1) a lump sum payment equal to 1.5 times the sum of Mr. Stiffman’s annual base salary and the greater of (a) the annual bonus received in the fiscal year prior to the year of termination or (b) the annual bonus that would be payable in the fiscal year of termination based on the financial forecast at the time of termination; and (2) a lump sum payment of the greater of (a) or (b) above, in either case, pro-rated for the number of days worked in the fiscal year of termination.

Mr. Stiffman is also entitled to a variable transaction bonus in the event of a change in control, based on the transaction price of the Company’s common stock. Additionally, upon a change in control, all of Mr. Stiffman’s outstanding unvested restricted stock will vest and the forfeiture restrictions will immediately lapse.

To the extent payments and benefits received by Mr. Stiffman in connection with a change in control (as defined in section 280G of the Internal Revenue Code (the “Code”)) are subject to excise tax under section 280G of the Code, then such payments may be cut back to avoid imposition of such excise tax, but only if the cutback would be economically beneficial to Mr. Stiffman.

Other than as described above, the Company has not made any other contractual commitments to named executive officers to pay severance benefits. The Compensation Committee views severance as a valuable recruitment and retention tool, and may consider severance benefits as part of the overall compensation package available to named executive officers when negotiating employment agreements in the future.

The Company provides, in each of its option agreements with named executive officers, for accelerated vesting upon a change in control of the Company. The Company believes that, in the context of a potential change in control, named executive officers, who have contributed to the value of the Company and the potential returns available to other shareholders in connection with such change in control, should be entitled to participate with other shareholders in realizing the value contributed to the Company. Accordingly, the accelerated vesting of stock options is intended to compensate executives for their contributions up to and including the date of a change in control, and to provide additional incentive to remain employed by the Company in order to assist in effectuating such potential change in control. However, for fiscal year 2009, none of the named executive officers held any unvested stock options. Accordingly, none of the named executive officers, as of the end of fiscal year 2009, would be entitled to any accelerated vesting on options with respect to a change in control occurring in fiscal year 2009.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information regarding the number of shares of Common Stock that were subject to outstanding stock options or other compensation plan grants and awards at the end of fiscal 2009. The 1998 Stock Option Plan expired on October 29, 2007, accordingly, no shares remain eligible for future issuance under this plan. The 2008 Equity Incentive Plan was approved at the 2008 Annual Meeting of Stockholders, however, no awards were made under this plan in fiscal year 2009. The Company also maintains the 2007 Restricted Stock Inducement Plan. Only 100,000 shares were reserved for issuance under this plan and no shares under the plan remain eligible for future issuance.

			Number of Securities
			Remaining Available
			for Future Issuance
	Number of Securities to be	Weighted-Average	Under Equity
	Issued Upon Exercise of	Exercise Price of	Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column)(a)

Equity compensation plans approved by security holders	982,012	$0.62	0
Equity compensation plans not approved by security holders	0	—	0
Total	982,012	$0.62	0

AUDIT COMMITTEE INFORMATION AND REPORT

Change in Auditors

On January 6, 2009, the Company was notified that, effective December 31, 2008, the shareholders of Mahoney Cohen & Company, CPA, P.C. (“Mahoney Cohen”) became shareholders of Mayer Hoffman McCann P.C. pursuant to an asset purchase agreement and that Mahoney Cohen resigned as our independent registered public accounting firm. The New York practice of Mayer Hoffman McCann P.C. now operates under the name MHM Mahoney Cohen CPAs (“MHM”). In January 2009, the audit committee engaged MHM as the Company’s independent registered public accounting firm.

Information Regarding the Resignation of Mahoney Cohen

In connection with the audit of the Company’s consolidated financial statements for fiscal 2008 and 2007 and through the date of the engagement of MHM, there were (i) no disagreements with Mahoney Cohen on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Mahoney Cohen, would have caused Mahoney Cohen to make reference to the subject matter of the disagreement in their report on the Company’s financial statements for such year or for any reporting period since the Company’s last fiscal year end and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

The audit report of Mahoney Cohen on the Company’s consolidated financial statements for fiscal 2008 and 2007 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During fiscal 2008 and through the date of the engagement of MHM, the Company did not consult with MHM regarding any of the matters or reportable events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

The Audit Committee has met and held discussions with management and MHM. The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for fiscal 2009 with management. The Audit Committee has discussed with MHM the matters required to be discussed by Statement on Auditing Standards No. 61, as amended and as adopted by the Public Accounting Oversight Board (“PCAOB”).

MHM also provided to the Audit Committee certain written communications and the letter required by PCAOB Rule 3526, “Communications with Audit Committees Concerning Independence.” The Audit Committee has discussed with MHM their independence from the Company and has considered whether the provision of non-audit services is compatible with maintaining their independence.

Based on the Audit Committee’s review and discussions described above, the Audit Committee recommended to the Board of Directors (and the Board of Directors approved) that the Company’s audited consolidated financial statements for fiscal 2009 be included in the Company’s Annual Report on Form 10-K for fiscal 2009 which was filed with the Securities and Exchange Commission on September 23, 2009.

AUDIT COMMITTEE

Philip G. Barach
Harvey M. Krueger

The foregoing report of the Audit Committee does not constitute soliciting material and shall not be deemed incorporated by reference into any other Company filing by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, and shall not otherwise be deemed filed under such Acts.

PERFORMANCE GRAPH

The following graph compares the cumulative 5-year total return to shareholders on Bernard Chaus, Inc.’s common stock relative to the cumulative total returns of the S&P 500 index and the S&P Apparel, Accessories & Luxury Goods index. The graph assumes that the value of the investment in the company’s common stock and in each of the indexes (including reinvestment of dividends) was $100 on June 30, 2004 and tracks it through June 30, 2009.

	6/04	6/05	6/06	6/07	6/08	6/09

BERNARD CHAUS, INC.	100.00	111.58	96.84	85.26	31.58	15.26
S&P 500	100.00	106.32	115.50	139.28	121.01	89.29
S&P APPAREL, ACCESSORIES & LUXURY GOODS	100.00	123.52	121.47	167.39	104.38	84.65

The stock price performance included in this graph is not necessarily indicative of future stock price performance.

CERTAIN TRANSACTIONS

In connection with the acquisition of S.L. Danielle, the Company entered into a consulting relationship with a company, of which Robert Flug is the principal shareholder, pursuant to which the Company received consulting services relating to the Company’s private label and mass channel business. Since July 1, 2007, we have paid that company $1,301,651. As of June 30, 2009, Mr. Flug no longer provides consulting services to the Company.

The Audit Committee, the Compensation Committee or another committee of the Board of Directors composed of independent directors reviews related party transactions or potential conflict of interest transactions to verify that any related party transaction is in accordance with written corporate policies that are based on considerations that are in the best interest of the Company and its stockholders. Related party transactions are evaluated to insure that terms are comparable to those provide to unrelated third parties.

AUDITORS

On January 6, 2009, the Company was notified that, effective December 31, 2008, the shareholders of Mahoney Cohen became shareholders of Mayer Hoffman McCann P.C. pursuant to an asset purchase agreement and that Mahoney Cohen resigned as our independent registered public accounting firm. In January 2009, the Audit Committee engaged MHM, the New York practice of Mayer Hoffman McCann P.C., as the Company’s independent registered public accounting firm.

The engagement of MHM is not being presented for approval by the shareholders at the Meeting; however, a representative from MHM is expected to be available to answer questions, if any, addressed to him or her at the Meeting and will be given the opportunity to make a statement if such representative desires to do so.

The aggregate fees billed by MHM and Mahoney Cohen to the Company for fiscal 2009 and fiscal 2008 were as follows:

	Fiscal 2009		Fiscal 2008

Audit Fees	$165,000	(a)	$166,000	(a)
Audit-Related Fees	$25,500	(c)(d)	$32,000	(c)(d)

Total Audit and Audit Related Fees	$190,500		$198,000
Tax Fees	$44,300	(b)(d)	$62,000	(b)(d)
All Other Fees	$0		$0

Total Fees	$234,830		$260,000

(a)	Represents fees billed in connection with the audit of the Company’s consolidated financial statements for fiscal 2009 and fiscal 2008 included in its annual reports on Form 10-K and reviews of the Company’s interim consolidated financial statements included in its quarterly reports on Form 10-Q for fiscal 2009 and fiscal 2008.

(b)	Represents fees billed in connection with tax services for fiscal 2009 and fiscal 2008. Tax services include professional services provided for tax compliance and tax planning.

(c)	Represents fees billed in connection with the audits of the Company’s employee benefit plans for fiscal 2009 and fiscal 2008, as well as review of the Company’s Form S-8 Registration for fiscal 2008.

(d)	The Audit Committee believes that MHM’s provision of these services is compatible with maintaining MHM’s independence.

The charter of the Audit Committee provides that the Audit Committee approves the fees and other significant compensation to be paid to the independent auditors. The Audit Committee and the Board of Directors have further agreed that all services to be provided by the Company’s independent registered public accounting firm should be approved in advance by the Audit Committee (or its designee). Prior to any such approval, it is expected that the Audit Committee (or its designee) would review a budget for any such services, which budget would likely include a description of, and a budgeted amount for, particular categories of non-audit services that are anticipated at the time the budget is submitted, and that the Audit Committee (or its designee) would periodically monitor the services rendered by and actual fees paid to the independent auditors to ensure that such services are within the parameters approved by the Audit Committee (or its designee). For fiscal 2009, the Audit Committee authorized Mr. Krueger to approve the use of each of Mahoney Cohen and MHM for tax consulting services subject to Mr. Krueger keeping the Audit Committee apprised of such services. For fiscal 2009, one hundred percent (100%) of the fees set forth in the table above for Mahoney Cohen and MHM were approved by the Audit Committee in accordance with applicable regulations.

PROPOSALS FOR NEXT YEAR’S MEETING

Any proposal by a shareholder who intends to be present at the next Annual Meeting of Shareholders must be received by the Company at its offices at 530 Seventh Avenue, Eighteenth Floor, New York, New York 10018 for inclusion in its proxy statement and form of proxy relating to that Annual Meeting no later than June 11, 2010, and must otherwise comply with the rules of the Securities and Exchange Commission for inclusion in the proxy materials. Such proposals should be sent to the Assistant Secretary of the Company by certified mail, return receipt requested. A proxy will confer discretionary authority to management of the Company to vote on any matter other than matters for which the Company received notice by a shareholder prior to August 27, 2010; provided, however, that if the 2010 Annual Meeting of Shareholders is held prior to October 14, 2010 or after December 13, 2010, the Company will notify the shareholders of a revised date for submitting notice to the Company.

MISCELLANEOUS

The Board of Directors does not intend to present, and does not have any reason to believe that others intend to present, any matter of business at the Meeting other than as set forth in the accompanying Notice of Annual Meeting of Shareholders. However, if other matters properly come before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote any proxies in accordance with their judgment.

The Company will bear the cost of preparing, assembling and mailing the enclosed form of proxy, this Proxy Statement and other material which may be sent to shareholders in connection with this solicitation. The Board of Directors may use the services of the Company’s directors, officers and other regular employees to solicit proxies. The Company may reimburse persons holding shares in their names or in the names of nominees for their expenses in sending proxies and proxy material to their principals.

Copies of the 2009 Annual Report to Shareholders, including the consolidated financial statements for the fiscal year ended June 30, 2009, are being mailed to the shareholders prior to or simultaneously with this Proxy Statement and will also be available at:

http://bnymellon.mobular.net/bnymellon/chbd

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” notices regarding proxy materials, proxy statements and annual reports. This means that only one copy of the proxy statement and annual report may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of the proxy statement and/or annual report to you if you request one by writing or calling as follows: Assistant Secretary, 530 Seventh Avenue, Eighteenth Floor, New York, New York 10018, Telephone: (212) 354-1280. If you want to receive separate copies of annual report and/or proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact the Company at the above address and phone number.

OTHER BUSINESS

The Company is not aware of any other matters that will be presented for stockholder action at the Meeting. If other matters are properly introduced, the person named in the accompanying proxy will vote the shares they represent as recommended by the Board of Directors.

By Order of the Board of Directors

/s/  Barton Heminover
Barton Heminover
Chief Financial Officer
and Assistant Secretary

October 14, 2009

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▼ FOLD AND DETACH HERE ▼

Please mark your votes as indicated in this example	☒

1.	TO ELECT DIRECTORS	FOR	WITHHOLD	*EXCEPTIONS
		ALL	FOR ALL

	Nominees:	☐	☐	☐

01 Philip G. Barach, 02 Josephine Chaus, 03 Harvey M. Krueger,
04 Robert Flug and 05 David Stiffman
(Mark only one of the above boxes.)

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)

*Exceptions

2.	In the discretion of the proxies, they are authorized to vote on such other business as may properly come before the meeting or any adjournments or postponements thereof.

	I plan	☐	I do not plan	☐
to attend the 2009 Annual Meeting of Shareholders

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on November 10, 2009: The proxy statement and the annual report to shareholders are available at: http://bnymellon.mobular.net/bnymellon/chbd
▼  FOLD AND DETACH HERE  ▼

PROXY	COMMON STOCK
BERNARD CHAUS, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE
CORPORATION FOR ANNUAL MEETING OF SHAREHOLDERS
NOVEMBER 10, 2009
     The undersigned hereby constitutes and appoints Josephine Chaus and Barton Heminover, and each of them, with full power of substitution, attorneys and proxies to present and to vote all of the shares of common stock which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, at the Annual Meeting of the Shareholders of BERNARD CHAUS, INC. to be held on November 10, 2009 at 11:00 a.m. at 530 Seventh Avenue, Eighteenth Floor, New York, New York 10018, and at any adjournment or postponement thereof, on all matters coming before said meeting.
     If no directions are given, proxies will be voted (i) for the election of the nominees named below and (ii) in the discretion of the proxies named above with respect to such other business as may properly come before the meeting and any adjournments or postponements thereof.
     The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement dated October 14, 2009.
     Please note that if you are an individual executing this proxy in the State of New York, this proxy may be invalidated as a result of a recent amendment to Article 5, Title 15 of the New York General Obligations Law governing the use of powers of attorney that went into effect on September 1, 2009. To be certain that your vote is counted at the Meeting, you may wish to execute this proxy outside of the State of New York and provide evidence of the execution of the proxy outside of the State of New York, or you may wish to attend the Meeting and vote your shares in person.

Address Change/Comments (Mark the corresponding box on the reverse side)	BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)
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